Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Arena Pharmaceuticals, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-160329, 333-182238, 333-189213, 333-212012, 333-214529, 333-217805, 333-218905, 333-225608, 333-232142, 333-239330, and 333-257053) on Form S-8 and (Nos. 333-112542, 333-136023, 333-160983, 333-167498, and 333-219237) on Form S-3 of Arena Pharmaceuticals, Inc. of our reports dated February 23, 2022, with respect to the consolidated balance sheets of Arena Pharmaceuticals, Inc. as of December 31, 2021 and 2020, the related consolidated statements of operations and comprehensive (loss) income, equity, and cash flows for each of the years in the three-year period ended December 31, 2021, and the related notes, and the effectiveness of internal control over financial reporting as of December 31, 2021, which reports appear in the December 31, 2021 annual report on Form 10-K of Arena Pharmaceuticals, Inc.

/s/ KPMG LLP

San Diego, California
February 23, 2022